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                                                               EXHIBIT 10.(j)5



                           SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 1, 1999, by and between WATKINS CONTRACTING, INC. ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 10, 1998, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 4.3(a) is hereby deleted in its entirety, and the following substituted therefor:

                   "(a) not later than 15 days after and as of the end of each month, a borrowing base certificate, an aged listing of accounts receivable with a breakdown of retention on each job, an aging of accounts payable with a breakout of sub-contracts payable and retention to subcontractors and suppliers, a billing project report, a report which matches account debtor with jobs described on accounts receivable aging report and a reconciliation of accounts, and immediately upon each request from Bank, a list of the names and addresses of all Borrower's account debtors;"

         2. Sections 4.9 (b) and (c) are hereby deleted in their entirety, and the following substituted therefor:

                   (b) Tangible Net Worth not at any time less than
            $1,400,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

                   (c) Total Liabilities divided by Tangible Net Worth not at any time greater than 3.50 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above."

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         3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                             WELLS FARGO BANK,
WATKINS CONTRACTING, INC.                      NATIONAL ASSOCIATION



By: /s/ Greg S. Watkins                      By: /s/ Alva Diaz
    ------------------------                     ------------------
    Greg S. Watkins                              Alva Diaz
    President                                    Vice President













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